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                     METAPATH SOFTWARE INTERNATIONAL, INC.


                         REGISTRATION RIGHTS AGREEMENT




                              December 4, 1998



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                              TABLE OF CONTENTS

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
     1.       Definitions....................................................................  1

     2.       Restrictions on Transferability...............................................   3

     3.       Restrictive Legend............................................................   3

     4.       Notice of Proposed Transfers..................................................   3

     5.       Registration..................................................................   4

              5.1   Requested Registration..................................................   4
              5.2   Company Registration....................................................   6
              5.3   Registration on Form S-3................................................   7
              5.4   Expenses of Registration................................................   8
              5.5   Registration Procedures.................................................   8
              5.6   Lockup Agreement........................................................   8
              5.7   Indemnification.........................................................   9
              5.8   Rule 144 Reporting......................................................  11
              5.9   Transfer of Registration Rights.........................................  12
              5.10  Termination of Rights...................................................  12
              5.11  Information by Holder...................................................  12
              5.12  Subsequent Registration Rights..........................................  12

     6.       Amendment.....................................................................  13

     7.       Counterparts..................................................................  13

     8.       Governing Law.................................................................  13

     9.       Entire Agreement..............................................................  13

     10.      Notices, etc..................................................................  13

     11.      Prior Agreements; Waiver......................................................  14

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                                            -i-

                             REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of the 4th day of December, 1998 by and among Metapath Software International, Inc., a California corporation (the "COMPANY"), and certain of its shareholders, all of whom are former shareholders of Mobile Systems International Holdings Limited, a corporation organized under the laws of England and Wales ("MSIH") or Metapath Software Corporation, a Delaware corporation ("METAPATH"), and are listed on EXHIBIT A attached hereto (the "SHAREHOLDERS").

                                     RECITALS:

     WHEREAS, certain of the Shareholders are parties to that certain Shareholders' Agreement dated March 26, 1998 between MSIH and the shareholders of MSIH that are signatories thereto (the "MSIH AGREEMENT"), and certain of the Shareholders are parties to that certain Amended and Restated Registration Rights Agreement dated July 30, 1998 between Metapath and the shareholders of Metapath that are signatories thereto (the "METAPATH AGREEMENT" and, collectively, with the MSIH Agreement, the "PRIOR
AGREEMENTS") providing such Shareholders with, among other things, registration rights;

     WHEREAS, MSIH, Metapath, the Company and Metapath Acquisition Corporation, a Delaware Corporation and a wholly owned subsidiary of the Company ("SUB") have entered into that certain Agreement and Plan of Reorganization dated September 21, 1998 (the "REORGANIZATION AGREEMENT"), which provides for the merger of Sub with and into Metapath (the "MERGER") and provides for a Scheme of Arrangement (the "SCHEME") in which the Company agreed to issue shares of Common Stock to MSIH's shareholders in lieu of the cancellation of ordinary shares of MSIH held by MSIH's shareholders;

     WHEREAS, as a condition to the closing of the Merger and the consummation of the Scheme, the Company has agreed to grant the Shareholders registration rights with respect to the securities to be issued to the Shareholders pursuant to the Merger and the Scheme; and

     WHEREAS, the parties hereto also intend that this Agreement supersede and replace the provisions of the Prior Agreements and all obligations and rights with respect thereto.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMMON SHARES" shall mean those shares of the Company's Common Stock issued to the Shareholders pursuant to the Merger or the Scheme.

     "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company.

     "COMMON STOCK EQUIVALENTS" shall mean rights, warrants, convertible securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event, held by the Shareholders as of the date of this Agreement.

     "CONVERSION STOCK" means shares of the Company's Common Stock issued or issuable with respect to Common Stock Equivalents.

     "HOLDERS" shall mean the holders of Registrable Securities or any securities of the Company convertible into Registrable Securities; provided that any transferee of a Holder shall have complied with the provisions of
Section 5.9.

     "INITIATING HOLDERS" shall mean any Shareholders or transferees of Shareholders under Section 5.9 hereof who in the aggregate are Holders of not less than one-sixth (1/6) of the then outstanding Registrable Securities or, if prior to the Company's first registered public offering of Common Stock, from Holders of not less than one-third (1/3) of the then outstanding Registrable Securities.

     "REGISTRABLE SECURITIES" means (i) the Common Shares, (ii) the
Conversion Stock; and (iii) any Common Stock of the Company issued or issuable in respect of any stock described in clauses (i) or (ii) above; excluding in all cases, however, any Registrable Securities sold by a Holder including a sale pursuant to a registration statement under this Agreement, a transaction pursuant to Rule 144 promulgated under the Securities Act or any other transaction in which registration rights are not transferred pursuant to
Section 5.9 hereof.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and disbursements of one counsel to the selling Holders and the expense of any special audits incident to or required by any such registration, but excluding Selling Expenses (as defined below).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

     2. RESTRICTIONS ON TRANSFERABILITY. The Registrable Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Registrable Securities will cause any proposed transferee of such securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3. RESTRICTIVE LEGEND. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holders's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall, if the Company so requests, be accompanied by either (i) a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that the Company shall not request an opinion of counsel or "no action" letter with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Registrable Securities by the holder to any of its constituent partners or members, or
(iii) a transaction involving the transfer without consideration of Registrable Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5.   REGISTRATION.

          5.1     REQUESTED REGISTRATION.

               (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

                   (ii) as soon as practicable, effect such registration (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within 15 days after the date of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this
Section 5.1;

                        (A) Prior to the earlier of (i) six months after the effective date of the Company's first registered public offering of its Common Stock or (ii) July 1, 2000;

                        (B) Unless the aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, (i) would equal or exceed
$60,000,000, if prior to the Company's first registered public offering of Common Stock or (ii) would equal or exceed $30,000,000 in all other instances;

                        (C) During the period starting with the date sixth (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (D) If the Company has effected a registration pursuant to this Section 5.1, and such registration has been declared or ordered effective within the prior twelve months; or

                        (E)     If the Company shall furnish to the
Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its best efforts to register, qualify or comply under this
Section 5.1(a) shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve month period or three times during the term of this Agreement.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

              (b) UNDERWRITING. In the event of a registration pursuant to Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in any underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's first public offering of its Common Stock registered under the Securities Act, to zero, and (ii) in the case of any other public offering, to an amount no less than twenty percent (20%) of the total amount of Common Stock included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting of such managing underwriter's determination, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

          5.2  COMPANY REGISTRATION.

               (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                   (i)  promptly give to each Holder written notice thereof;
and

                  (ii) include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after the date of such written notice from the Company, by any Holder.

               (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable
Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's first public offering of its Common Stock registered under the Securities Act, to zero, and (ii) in the case of any other public offering, to an amount no less than twenty percent (20%) of all shares to be included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting of such managing underwriter's determination, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

               (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         5.3  REGISTRATION ON FORM S-3.

               (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities, the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall as soon as practicable cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 5.3 in any six (6) month period. If such offer is to be an underwritten offer, the underwriters must be reasonably acceptable to both such Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them upon at least 15 days written notice the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3, other than the provisions of Section 5.1(b) relating to the limitation by the underwriters of Registrable Securities to be included in such registration.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                    (i) If the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                   (ii) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                 (iii) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

              5.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Sections 5.1, Section
5.2 and 5.3 shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1 or Section 5.3, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed due to no fault of the Company, all Holders shall be deemed to have forfeited their right to a registration under Section 5.1, or a registration at the expense of the Company under Section 5.3, as applicable, unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

              5.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will;

                   (a) Prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary and use its best efforts to cause such registration statement to become and remain effective for at least 90 days or until the distribution described in the registration statement has been completed, whichever first occurs.

                   (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                   (c) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              5.6 LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Agreement, each Holder hereby agrees in connection with the first firm commitment underwritten registration of the Company's securities not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or underwriters managing the offering, as the case may be, for a period of up to 180 days from the effective date of such registration as the underwriters may specify; provided, however, that such Holder shall be relieved of its obligations under this Section 5.6 unless all executive officers and directors of the Company enter into similar agreements. Each Holder hereby agrees that, upon the request of the Company or the underwriters, it will confirm in writing the provisions of this Section 5.6.

          5.7  INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including, but not limited to, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities law or of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if the untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in the Final Prospectus and a copy of the Final

Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company, any underwriter or any Holder, if there is no underwriter, if the untrue statement) or omission (or alleged omission) was corrected in the Final Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities
Act.

               (c)  Each party entitled to indemnification under this Section
5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

               (f)  The obligations of the Company and the Holders under this
Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

          5.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

               (c) Furnish to holders of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the

Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          5.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least an amount equal to 400,000 Common Shares (or all such shares originally purchased from the Company by Holder, if less than 400,000) that have not been sold to the public (other than an acquisition pursuant to an open market purchase), (iii) written notice is promptly given to the Company, (iv) such transferee is not a person reasonably deemed to be a competitor of the Company by the Company's Board of Directors and (v) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item (ii) above to (x) any constituent partner, member, or shareholder of a Holder which is a partnership, limited liability company or corporation; (y) a family member of a Holder or trust for the benefit of a Holder, the spouse of a Holder or issue of a Holder, or (z) any corporation, partnership, limited liability company or other entity of which at least 75% in interest is owned or controlled, directly or indirectly, by one or more of the persons described in
(x) or (y). For purposes of this Section 5.9, Holders shall be entitled to aggregate the Registrable Securities held by Holders who are their Affiliates (as defined under the Securities Act) for purposes of meeting such minimum share amounts.

          5.10 TERMINATION OF RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date three years after the effective date of the Company's initial public offering of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act and (ii) such time as a public market for the Company's Common Stock exists and the Holder may sell all Registrable Securities held by the Holder within a three-month period under Rule 144 under the Securities Act.

          5.11 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

          5.12 SUBSEQUENT REGISTRATION RIGHTS. Other than capital stock, or options or warrants to purchase capital stock of the Company, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, approved by the Board of Directors, from and after the date of this Agreement, the Company shall not, without prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder any or all of the registration rights contemplated herein.

     6. AMENDMENT. Other than any supplement or amendment to this Agreement to add additional parties pursuant to Section 5.12, which shall not require the approval of any Holders of Registrable Securities, this Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed (in one or more counterparts) by the Company and by Holders of a majority in interest of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon each Holder whether or not such Holder consented in writing to the amendment or waiver.

     7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Any party added to this Agreement pursuant to Section 5.12 hereof shall execute a counterpart signature page to this Agreement, and upon the execution of such counterpart signature page, EXHIBIT A shall be supplemented to include the information applicable to such signatory.

     8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its principles of conflicts of laws.

     9. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     10.  NOTICES ETC.   All notices and other communications required or
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

               (a) if to a Holder, at such Holder's address as set forth in EXHIBIT A, or at such other address as such Holder shall have furnished to the Company.

               (b)  if to the Company, to:

                    Metapath Software International, Inc.
                    12th Floor
                    Harbour Exchange Square
                    London, England, E14 9GE
                    Attn: President


                    Phone: 44-171-971-8800
                    Fax:   44-171-971-8199
or at such other address as the Company shall have furnished to the Holders, with a copy to:

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, CA 94304-1050
                    Attn: Kenneth M. Siegel Esq.

                    Phone: (650) 493-9300
                    Fax:   (650) 493-6811

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     11. PRIOR AGREEMENTS WAIVER. This Agreement supersedes and replaces the Prior Agreements in their entirety, and such Prior Agreements shall be of no further force or effect upon execution of this Agreement by the Company and by the requisite number of shareholder signatories required pursuant to each such Prior Agreement to terminate each such Prior Agreement.


               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The foregoing REGISTRATION RIGHTS AGREEMENT is hereby executed as of the date first above written.

"COMPANY"                            METAPATH SOFTWARE INTERNATIONAL, INC


                                     By:
                                       ----------------------------------
                                       Name:
                                       Title:

"SHAREHOLDERS"











[COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT A

                                 SHAREHOLDERS:

Bessec Ventures IV L.P.              Norwest Venture Capital
Bessemer Venture Investors L.P.      Lehman Brothers Venture Capital Partners I, L.P.
Bessemer Venture Partners IV L.P.    RRE Investors, L.P.
Peter Carpenter                      RRE Investors Funds, L.P.
GAP Coinvestment Partners, L.P.      Nisho Iwai American Corporation
General Atlantic Partners 30, L.P.   Nisho Awai Corporation
General Atlantic Partners 46, L.P.   Crossover Fund II, L.P.
Ibrahim (1995) Family Settlement     Crossover Fund IIA, L.P.
Ibrahim (1996) Family Settlement     Omega Ventures II, L.P.
Ibrahim (1997) Settlement            Omega Ventures II Cayman, L.P.
Hadeel Ibrahim                       TCV II, L.P.
Hosham Ibrahim                       TCV II, V.O.F.
Mohamed Ibrahim                      TCV II (Q), L.P.
Mario Palencia                       TCV II Strategic Partners, L.P.
Mario Palencia 1997 Settlement        TCV II C.V.
M. Palencia 1st Family Settlement    U.S. Venture Partners IV, L.P.
M. Palencia 2nd Family Settlement    Second Ventures II, L.P.
Moez Daya                            USVP Entrepreneur Partners II, L.P.
The Nuru Settlement                  2180 Associates Fund
The Rajab Settlement                 Belisarius Corp. (Robert D. Lindsay)
Andrew Warden                        Bessemer Venture Partners III, L.P.
Paul Young                           BVP III Special Situations L.P.
Networks Northwest, Inc.             G. Felda Hardymon
                                     Michael Tennican
